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                         SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of KENETECH Corporation as of 03/31/99:

CNF Industries, Inc.  (Delaware)

     C.N. Flagg & Co., Incorporated (Connecticut)

     CNF Century Acquisition, Inc. (Delaware)

          Century Contractors West, Inc. (Texas)

     CNF Constructors, Inc. (Tennessee)

          CNF Equipment, Inc. (Delaware)

          CNF Penuelas, Inc. (Delaware)

          KENETECH - CNF Texas, Inc. (Delaware)

     CNF Power, Inc. (Connecticut)

     Process Construction Supply, Inc. (Delaware)

KENETECH Energy Systems, Inc. (Delaware)

     Flagg Energy Development Corporation  (Delaware)

          CCF-1, Inc. (Connecticut)

     KEM, Inc. (Delaware)

     KES Bloom, Inc. (Delaware)

     KES Chateaugay, Inc. (Delaware)

     KES Penuelas Holdings, Inc. (Delaware)

          KES Bermuda, Inc. (Delaware)

          KES Bermuda, Ltd. (British Virgin Islands)

          KES LNG, Ltd. (British Virgin Islands)

          KES Penuelas, Ltd. (British Virgin Islands)

     KES Pepperell, Inc. (Delaware)

KENETECH Facilities Management, Inc. (Delaware)

KENETECH International Ltd. (Delaware)

     Energia Eolica de Galicia, S.A. (Spain)

     Energie Eolienne KENETECH, Inc./KENETECH Windpower, Inc. (Quebec)

     KW Groningen B.V. (Netherlands)

          KW Eemsmond B.V. (Netherlands)

KENETECH Merger Company  (Delaware)

KENETECH Windpower India Company Limited  (Mauritius)

KENETECH India Private Limited(India)

KENETECH Windpower, Inc.  (Delaware)

     AWP Plantas Eolicas, S.A. (Spain)

     East Wind Limited (Channel Islands)

          Windergo Ltd.

     Fiberblade Corporation (Delaware)

     KC One Company (Delaware)

     KENETECH Assembly and Test, Inc. (Delaware)

     KENETECH Canadian Operations, Inc. (Alberta)

     KENETECH Finance Company (Delaware)

          KENETECH Project Company (Delaware)

                 KENETECH Leasing Company (Delaware)

                    USW Delta Company (Delaware)

     KENETECH FSC, Inc. (Barbados)

     KW Boulevard I, Inc. (Delaware)

     KW Boulevard II, Inc. (Delaware)

     KW Eemsmond GP, Inc. (Delaware)

     KW Eemsmond LP, Inc. (Delaware)

     KW Europe Project Development Limited Liability Company

     KW India, Inc. (Delaware)

     KW La Rumorosa I, Inc. (Delaware)

     KW La Rumorosa II, Inc. (Delaware)

     KW Solano I, Inc. (Delaware)

     KW Tehachapi II, Inc. (Delaware)

     KW Tehachapi III, Inc. (Delaware)

     KW Tejona, S.A. (Costa Rica)

     KW Texas Manufacturing, Inc. (Delaware)

     KW Texas, Inc. (Delaware)

     KW Vansycle I, Inc. (Delaware)

     KW Vansycle II, Inc. (Delaware)

     KW WPP94, Inc. (Delaware)

     U.S. Windpower 1984, Inc. (California)

     US WEG, Inc. (Delaware)

     USW WindRiver Company (Delaware)

     USW WPP93 GP, Inc. (Delaware)

     Windplant Operations B.V. (Netherlands)

     Windpower Management Associates 1985-3, Inc. (California)

     Windpower Partners 1993 (SCE), Inc. (Delaware)

     WPP94 GP, Inc. (Delaware)

          KW Transmission, Inc.

KENETECH Wood Fuels, Inc. (Delaware)

     KWF Chateaugay, Inc. (Delaware)

NOTE: * designates entities with multiple parents.